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                                                            Draft dated 10/11/94
                                   EXHIBIT 1

                        FORM OF UNDERWRITING AGREEMENT

                                9,700,000 Shares


                             TERRA INDUSTRIES INC.

                                 Common Shares

                             UNDERWRITING AGREEMENT
                             ----------------------


                                                              October ____, 1994



S.G. Warburg & Co. Inc.
As representative of the several
 underwriters named in Schedule I hereto
787 Seventh Avenue
New York, New York  10019

Dear Sirs:

  Terra Industries Inc., a Maryland corporation (the "Company"), proposes to sell 9,700,000 common shares, no par value per share, of the Company (the "Firm Shares"), to the several underwriters named in Schedule I hereto (the
"Underwriters").   The Company also proposes to sell to the several Underwriters not more than 650,000 additional common shares, no par value per share, of the Company (the "Additional Shares"), if requested by the Underwriters as provided in Section 2 hereof. The Firm Shares and the Additional Shares are herein collectively called the "Shares". The common shares of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "Common Shares".

  1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities and Exchange Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-3 under the Act (the "registration statement"), including prospectus subject to completion relating to the Shares. The term "Registration Statement" as used in this Agreement means the registration statement (including all financial schedules and exhibits), as amended at the time it becomes effective, and as thereafter amended by post-effective amendment. The term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement, or, if the prospectus included in the Registration Statement omits information in reliance on Rule 430A under the Act and such information is included in prospectuses filed with the Commission pursuant to Rule 424(b) under the Act, the term "Prospectus" as used in this Agreement means the prospectus in the form included

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in the Registration Statement as supplemented by the addition of the Rule 430A information contained in the prospectuses filed with the Commission pursuant to Rule 424(b). The term "Preliminary Prospectus" as used in this Agreement means the prospectus, dated September 22, 1994 and subject to completion, in the form included in Amendment No. 2 to the registration statement at the time of the filing on September 22, 1994 of Amendment No. 2 to the registration statement with the Commission, and as such prospectus shall have been amended from time to time prior to the date of the Prospectus. Any reference in this Agreement to the registration statement, the Registration Statement, any Preliminary Prospectus or any Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of the registration statement, the Registration Statement, such Preliminary Prospectus or any Prospectus, as the case may be, and any reference to any amendment or supplement to the registration statement, the Registration Statement, any Preliminary Prospectus or any Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), which, upon filing, are incorporated by reference therein, as required by paragraph (b) of Item 12 of Form S-3. As used herein, the term "Incorporated Documents" means the documents which at the time are incorporated by reference in the registration statement, the Registration Statement, any Preliminary Prospectus, any Prospectus, or any amendment or supplement thereto, but does not include any documents incorporated by reference in the Registration Statement, any Prospectus, or any amendment or supplement thereto subsequent to the Closing Date (as defined in Section 4 hereof).

  2. Agreements to Sell and Purchase. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions,
(i) the Company agrees to issue and sell 9,700,000 Firm Shares, and (ii) each Underwriter agrees, severally and not jointly, to purchase from the Company at a price per share of $_______ (the "Purchase Price") the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I.

  On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, (i) the Company agrees to issue and sell up to 650,000 Additional Shares and (ii) the Underwriters shall have the right to purchase, severally and not jointly, up to an aggregate of 650,000 Additional Shares from the Company at the Purchase Price. Additional Shares may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. The Underwriters may exercise their right to purchase any Additional Shares by giving written notice thereof to the Company at any time and from time to time within 30 days after the date of this Agreement. You shall give such notice on behalf of the Underwriters and the notice shall specify the aggregate number of Additional Shares to be purchased and the date for payment and delivery thereof. The date specified in the notice shall be a business day (i) no earlier than the Closing Date (as hereinafter defined), (ii) no later than ten business days after such notice has been given and (iii) no earlier than two business days after such notice has been given. If any Additional Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase from the Company the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) which bears the same proportion to the total number of Additional Shares to be purchased from the Company as

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the number of Firm Shares set forth opposite the name of such Underwriter in
Schedule I bears to the total number of Firm Shares.

  The Company shall, concurrently with the execution of this Agreement, deliver agreements executed by (i) the Company, (ii) certain directors and executive officers of the Company and (iii) Minorco (U.S.A.) Inc., a Colorado corporation ("Minorco U.S.A."), pursuant to which each such person agrees not to offer, sell, contract to sell, grant any option to purchase, or otherwise dispose of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, except to the Underwriters pursuant to this Agreement, for a period of 90 days after the date of the Prospectus (the "Lock-up Period") without your prior written consent, subject to the exceptions set forth therein.

  3. Terms of Public Offering. The Company is advised by you that the Underwriters propose (i) to make a public offering of their respective portions of the Shares as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus.

  4. Delivery and Payment. Delivery to the Underwriters of and payment for the Firm Shares shall be made at 10:00 A.M., New York City time on the fifth business day (the "Closing Date") following the date of the public offering, at such place as you shall designate. The Closing Date and the location of delivery of and the form of payment for the Firm Shares may be varied by agreement between you and the Company.

  Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at such place as you shall designate at 10:00 A.M., New York City time, on the date specified in the exercise notice given by you pursuant to Section 2 (the "Option Closing Date"). The Option Closing Date and the location of delivery of and the form of payment for the Additional Shares may be varied by agreement between you and the Company.

  Certificates for the Shares shall be registered in such names and issued in such denominations as you shall request in writing not later than two full business days prior to the Closing Date or the Option Closing Date, as the case may be. Such certificates shall be made available to you for inspection not later than 9:30 A.M., New York City time on the business day next preceding the Closing Date or the Option Closing Date, as the case may be. Certificates in definitive form evidencing the Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, with any transfer taxes thereon duly paid by the Company, for the respective accounts of the several Underwriters, against payment of the Purchase Price therefor by wire transfer of immediately available funds to the order of the Company.

  5.  Agreements of the Company.  The Company agrees with you:

      (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, to use its best efforts to cause the Registration Statement or such post-effective amendment to become effective at the earliest possible time. The Company

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          will comply in a timely manner with the applicable provisions of Rules
          424 and 430A under the Act prior to the Closing Date.

               (b) To advise you promptly and, if requested by you, to confirm such advice in writing, (i) when the Registration Statement has become effective and when any post-effective amendment to it becomes effective, (ii) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information with respect thereto, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, and (iv) of the happening of any event during the period referred to in paragraph (e) below which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances under which made, not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

               (c) To furnish to you, without charge, (i) two signed copies of Amendment No. 2 to the Registration Statement as first filed with the Commission and of each subsequent amendment to the Registration Statement, including all exhibits, and to furnish to you and each Underwriter designated by you, (ii) such number of conformed copies of the Registration Statement as so filed and of each such amendment to it, without exhibits, as you may reasonably request, (iii) such number of the Incorporated Documents, and the exhibits thereto, as you may reasonably request.

               (d) Not to file (i) any amendment or supplement to the Registration Statement (other than an amendment or supplement made through the filing of Incorporated Documents), whether before or after the time when it becomes effective, or to make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which you shall reasonably object, or (ii) so long as, in the reasonable opinion of counsel to the Underwriters, a prospectus is required to be delivered in connection with sales by any Underwriter or dealer, any document which, upon filing, becomes an Incorporated Document without delivering a copy of such documents to you, as Representative of the Underwriters, prior to or concurrently with such filing.

               (e) Promptly after the Registration Statement becomes effective, and from time to time thereafter for such period as in the reasonable opinion of counsel for the Underwriters a prospectus is required by law to be delivered in connection with sales by an Underwriter or a dealer, to furnish to each Underwriter and dealer as many copies of the Prospectus (and of any

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          amendment or supplement to the Prospectus) as such Underwriter or dealer may reasonably request.

               (f) If during the period specified in paragraph (e) any event shall occur as a result of which, in the reasonable opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with any law, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with law, and to furnish to each Underwriter and to such dealers as you shall specify, such number of copies thereof as such Underwriter or dealers may reasonably request.

               (g) Prior to any public offering of the Shares, to cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Shares for offer and sale by the several Underwriters and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may request, to continue such qualification in effect so long as required for distribution of the Shares and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that the Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to service of process in suits other than as to matters relating to the offer and sale of the Shares or subject itself to taxation in respect of doing business, in any jurisdiction where it is not now so subject.

               (h) To make generally available to its stockholders as soon as reasonably practicable a consolidated earnings statement covering a period of at least twelve months beginning after the "effective date" (as defined in Rule 158 under the Act) of the Registration Statement (but in no event commencing later than 90 days after such effective date) which shall satisfy the provisions of Section 11(a) of the Act (including, at the option of the Company, Rule 158 promulgated thereunder).

               (i) During the period of five years hereafter, to furnish to you as soon as available a copy of each report or other publicly available information of the Company mailed to the holders of Common Shares and a copy of each report (including related financial statements) filed with the Commission, the New York Stock Exchange or The Toronto Stock Exchange and such other publicly available information concerning the Company and its subsidiaries as you may reasonably request.

               (j) To pay all costs, expenses, fees and taxes incident to (i) the preparation, printing, filing and distribution under the Act of the Registration

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          Statement (including financial statements and exhibits), each
          Preliminary Prospectus and all amendments and supplements to any of them prior to or during the period specified in paragraph (e), (ii) the printing and delivery of the Prospectus and all amendments or supplements to it during the period specified in paragraph (e), (iii) the copying and delivery of this Agreement, the Preliminary and Supplemental Blue Sky Memoranda (including in each case any reasonable disbursements of counsel for the Underwriters relating to such copying and delivery), (iv) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states (including in each case the reasonable fees and disbursements of counsel for the Underwriters relating to such registration or qualification and memoranda relating thereto), (v) filings and clearance with the National Association of Securities Dealers, Inc. (the "NASD") in connection with the offering, (vi) the listing of the Shares on the New York Stock Exchange and The Toronto Stock Exchange, (vii) furnishing such copies of the Registration Statement, the Prospectus and all amendments and supplements thereto as may be requested for use in connection with the offering or sale of the Shares by the Underwriters or by dealers to whom Shares may be sold as described herein and (viii) the performance by the Company of its other obligations under this Agreement.

               (k) To use its best efforts to have the Shares listed, subject to official notice of issuance, on the New York Stock Exchange and The Toronto Stock Exchange concurrently with the effectiveness of the Registration Statement.

               (l) To use its best efforts to consummate, concurrently with closing of the public offering of the Firm Shares, the merger (the "Merger") of AMCI Acquisition Corporation, a Delaware corporation ("Merger Sub"), with and into Agricultural Minerals and Chemicals Inc., a Delaware corporation ("AMCI"), pursuant to the Merger Agreement, dated as of August 8, 1994 (the "Merger Agreement"), among the Company, AMCI and Merger Sub.

               (m) To apply its net proceeds from the sale of the Shares in accordance with the description set forth in the Prospectus under "Use of Proceeds."

          6. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

               (a) (i) The Company and the offering and sale of Shares contemplated by this Agreement meet the requirements for using Form S-3 under the Act. The Registration Statement and any amendments thereto will comply in all material respects with the provisions of the Act and will not, as of the applicable effective date of the Registration Statement and any amendment thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (ii) the Prospectus and any supplements thereto will

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          comply in all material respects with the provisions of the Act and will not, as of the applicable filing date of the Prospectus and any amendment thereto, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph (a) shall not apply to statements or omissions in the Registration Statement or the Prospectus (or any supplement or amendment to them) based upon information furnished to the Company in writing by or on behalf of any Underwriter through you expressly for use therein.

               (b) Each Preliminary Prospectus filed as part of Amendment No. 2 to the Registration Statement as part of any subsequent amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act, and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

               (c) All of the Company's subsidiaries are listed, to the extent such listing is required under the Act and the rules and regulations promulgated thereunder, in an exhibit to the Company's Annual Report on Form 10-K which is incorporated by reference into the Registration Statement. The Company and each of its subsidiaries has been duly incorporated, is validly existing and, in the case of each Material Subsidiary (as defined below), is in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as it is currently being conducted and to own, lease and operate its properties, and is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. A "Material Subsidiary" shall mean a subsidiary material to the business of the Company and its subsidiaries, taken as a whole. The Company's only Material Subsidiaries are Terra International, Inc., Terra International (Canada) Inc., Riverside/Terra Corporation, Terra Real Estate Corporation and Terra Capital, Inc.

               (d) The Incorporated Documents heretofore filed, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder; any further Incorporated Documents so filed will, when they are filed, conform in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder; no such document when it was filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or

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          omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances when made, not misleading; and no such further document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances when made, not misleading.

               (e) All of the outstanding shares of capital stock of, or other ownership interests in, each of the Company's Material Subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable, and are owned by the Company, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature (collectively, "Encumbrance"), except pursuant to, or in connection with, the Credit Agreement, to be dated as of the Closing Date (the "Credit Agreement"), by and among the Company, Citibank, N.A., as agent, and the lenders signatory thereto. All the outstanding shares of capital stock of AMCI have been duly and validly authorized and issued are fully paid and non-assessable and, upon consummation of the Merger, will be owned indirectly by the Company, free and clear of any Encumbrance, except pursuant to, or in connection with, the Credit Agreement.

               (f) All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive rights; and the Shares to be issued and sold by the Company hereunder have been duly authorized and, when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will have been validly issued and will be fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive rights.

               (g) The authorized, and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization"; and the authorized capital stock of the Company, including the Common Shares, conforms in all material respects as to legal matters to the description thereof contained in the Prospectus under the caption "Description of Capital Stock."

               (h) Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective property is bound, except for those violations and defaults that are not reasonably expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

               (i) This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable in accordance with its terms (except as rights to

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          indemnity and contribution hereunder may be limited by applicable law). The Company has the corporate power and authority necessary to enter into and perform its obligations under this Agreement and to issue, sell and deliver the Shares to be sold by it. The execution, delivery and performance of this Agreement, compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under the securities or Blue Sky laws of the various states, foreign securities laws, and the by-laws of the NASD) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of its subsidiaries or any agreement, indenture or other instrument to which it or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective property is bound, or violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to the Company, any of its subsidiaries or their respective property.

               (j) Except as otherwise set forth in the Prospectus, there are no legal, governmental, regulatory or administrative proceedings pending to which the Company or any of its subsidiaries is a party or of which any of their respective property is the subject, which, if adversely determined, would have a material adverse effect on the Company and its subsidiaries, taken as a whole, and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated. No contract or document of a character required to be described in the Registration Statement, the Prospectus or any Incorporated Documents or to be filed as an exhibit to the Registration Statement is not so described or filed as required. The descriptions of the terms of any such contracts or documents contained in the Registration Statement, the Prospectus or any Incorporated Documents are correct in all material respects.

               (k) Except as described in the Registration Statement or the Prospectus, neither the Company nor any of its subsidiaries (i) has violated any environmental, safety, health or similar law or regulation applicable to its business relating to the protection of human health and safety or the environment from hazardous or toxic substances or wastes, pollutants or contaminants, including, without limitation, the Clean Air Act, as amended, the Clean Water Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Federal Water Pollution Control Act, as amended, the Resource Conservation and Recovery Act, as amended, the Toxic Substances Control Act, as amended, the Oil Pollution Act, as amended, the Occupational Safety and Health Act, as amended, and comparable state and local laws, including, without limitation, the Texas Solid Waste Disposal Act ("Environmental Laws"), the effect of which violation would reasonably be expected to, individually or in the aggregate, have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, (ii) has failed

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          to obtain any permits, licenses or other approvals required of them under applicable Environmental Laws or is violating any terms and conditions of any such notice, permit, license or approval, the effect of which failure or violation would reasonably be expected to, individually or in the aggregate, have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole As of the date hereof, no litigation or action is pending or, to the best knowledge of the Company, threatened against the Company or any of its subsidiaries relating to any violation of any Environmental Laws with respect to the assets or business of the Company or any of its subsidiaries which is required to be in the Registration Statement or which would reasonable be expected to, individually or in the aggregate, have a material adverse effect on the business, prospectus, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

               (l) Deloitte & Touche, Price, Waterhouse and Ernst & Young, who have certified or shall certify the applicable consolidated financial statements and supporting schedules of the Company (in the case of Deloitte & Touche and Price, Waterhouse) and AMCI (in the case of Ernst & Young), filed or to be filed with the Commission as part of the Registration Statement and the Prospectus are independent public accountants with respect to the Company and its subsidiaries or AMCI and its subsidiaries, as applicable, as required by the Act.

               (m) The consolidated historical and pro forma financial statements of the Company and AMCI, together with the related schedules and notes, set forth in the Prospectus and the Registration Statement comply as to form in all material respects with the requirements of the Act. Such historical financial statements fairly present the consolidated financial position of the Company and its subsidiaries and AMCI and its subsidiaries, as the case may be, at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated, subject, in the case of unaudited financial statements, to normal recurring year-end adjustments, in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout such periods.
          Such pro forma financial statements have been prepared on a basis consistent with such historical statements, except for the pro forma adjustments specified therein, have been properly compiled on the bases stated therein and give effect to assumptions made on a reasonable basis. The other financial and statistical information and data included in the Prospectus and in the Registration Statement, historical and pro forma, are, in all material respects, accurate and prepared on a basis consistent with such financial statements and the books and records of the Company and AMCI.

               (n) the Company has complied and will comply with all the provisions of Florida H.B. 171, codified as Section 517.075 of the Florida statutes, and all regulations promulgated thereunder relating to issuers doing business in Cuba.

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               (o) Neither the Company nor any of its subsidiaries is an
          "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (b) a "holding company" or a "subsidiary company" of a holding company, or an "affiliate" thereof within the meaning of the Public Utility Company Act of 1935, as amended.

               (p) Except as described in the Prospectus under "Underwriting" and on the cover page, there are no claims, payments, issuances, arrangements or understandings for services in the nature of a finder's or origination fee with respect to the sale of the Shares hereunder.

               (q) No holder of any security of the Company has or will have any right to require the registration of such security by virtue of any transaction contemplated by this Agreement.

               (r) To the best of the Company's knowledge, after its due diligence inquiries in connection with the Merger, each of the representations and warranties of AMCI contained in the Merger Agreement (i) in the case of any thereof that are expressly qualified by any materiality qualification are true and correct, and (ii) in the case of all other representations and warranties, are true and correct in all material respects, in each case as of the Effective Time (as defined in the Merger Agreement) as though made on and as of the Effective Time, and except that those representations and warranties that address matters only as of a particular date shall remain true and correct, subject to such materiality qualifications or in all material respects, as the case be, as of such date.

               (s) The Company has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Shares to facilitate the sale or resale of the Shares, and the Company has not distributed and will not distribute prior to the Closing Date or Option Closing Date, as the case may be, any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Prospectus or other material, if any, permitted by the Act.

               (t) Any certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters covered thereby. Any certificate delivered by the Company to its counsel for purposes of enabling such counsel to render the opinions referred to in Section 8 will also be furnished to you and counsel for the Underwriters and shall be deemed to be additional representations and warranties by the Company to the Underwriters as to the matters covered thereby.

          7. Indemnification. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) and each director, officer, employee or agent of such Underwriter and such controlling person from and against any and all losses, claims, damages, liabilities and judgments, and any action in respect thereof, caused by or which arises as a result of, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or the Preliminary Prospectus, or caused by or which arises as a result of, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and shall promptly reimburse each Underwriter, and each such controlling person, director, officer, employee or agent for any legal or other expenses reasonably incurred by that Underwriter, controlling person, director, employee or agent in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such losses, claims, damages, liabilities, and judgments or actions as such expenses are incurred, except insofar as such losses, claims, damages, liabilities or judgments are caused by, any such untrue statement or omission or alleged untrue statement or omission or alleged omission based upon information furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use therein, provided, however, that the Company shall not be liable to any Underwriter or any controlling person, director, officer, employee or agent of such Underwriter under the indemnity agreement in this subsection (a) with respect to any Preliminary Prospectus to the extent that any such loss, claim, damage or liability of results from the fact that such Underwriter sold Shares to a person to whom that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus (excluding documents incorporated by reference) or of the Prospectus as then amended or supplemented (excluding documents incorporated by reference) if the Company has previously furnished the requisite number of copies thereof to such Underwriter on a timely basis and the loss, claim, damage or liability results form an untrue statement or omission of a material fact (or alleged untrue statement or omission) contained in the Preliminary Prospectus which was corrected in the Prospectus (excluding documents incorporated by reference) or in the Prospectus as then amended (excluding documents incorporated by reference), as the case may be. Notwithstanding the foregoing, the aggregate liability of the Company pursuant to the provisions of this paragraph shall be limited to an amount equal to the aggregate purchase price received by the Company from the sale of Shares hereunder. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have.

          (b) In case any action shall be brought against any Underwriter or any person controlling such Underwriter, based upon any Preliminary Prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto and with respect to which indemnity may be sought against the Company, such Underwriter shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses.
Any Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the employment of such counsel has been specifically authorized in writing by the Company, (ii) the Company has failed to reasonably and promptly assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the Company, as the case may be, and such Underwriter or such controlling person shall have been advised by such counsel that representation of such indemnified party and the Company by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interest between them, (in which case the Company shall not have the right to assume the defense of such action on behalf of such Underwriter or such controlling person, it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel, if required) for all such Underwriters and controlling persons, which firm shall be designated in writing by S.G. Warburg & Co. Inc. and that all such fees and expenses shall be reimbursed as they are incurred). The Company shall not be liable for any settlement of any such action effected without the written consent of the Company, but, if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless any Underwriter and any such controlling person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 10 business days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or reasonably could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, and any person controlling the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to information furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus or any preliminary prospectus. In case any action shall be brought against the Company, any of its directors, any such officer or any person controlling the Company based on the Registration Statement, the Prospectus or any preliminary prospectus and in respect of which indemnity may be sought against any Underwriter, the Underwriter shall have the rights and duties given to the Company (except that if the Company shall have assumed the defense thereof, such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter), and the Company, its directors, any such officers and any person controlling the Company shall have the rights and duties given to the Underwriter, by Section 7(b) hereof. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have.

          (d) If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under
Section 7(a) or 7(c) in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, bear to the total price to the public of the Shares, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.
The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this
Section 7 (d) are several in proportion to the respective number of Shares purchased by each of the Underwriters hereunder and not joint.

          8. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase the Firm Shares under this Agreement are subject to the satisfaction of each of the following conditions:

               (a) All the representations and warranties of the Company contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

               (b) If, at the time this Agreement is executed and delivered, it is necessary for the registration statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, the Registration Statement shall have become effective not later than 5:00 P.M., New York City time, on the date of this Agreement or at such later date and time as you may approve in writing, and all filings, if any, required by Rules 424 and 430A under the Act shall have been timely made; and at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission.

               (c) (i) Since the date of the latest balance sheets of the Company and AMCI included in the Registration Statement and the Prospectus, there shall not have been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, affairs or business prospects, whether or not arising in the ordinary course of business, of the Company and its subsidiaries taken as a whole (including AMCI and its subsidiaries after consummation of the Merger), other than as set forth in the Registration Statement and Prospectus and (ii) since the date of the latest balance sheets of the Company and AMCI included in the Registration Statement and the Prospectus there shall not have been any material change, or any development involving a prospective material adverse change, in the capital stock or in the long-term debt of the Company or AMCI, other than as set forth from that set forth in the Registration Statement and Prospectus. On the Closing Date you shall have received a certificate dated the Closing Date, signed by Burton M. Joyce and Francis G. Meyer, in their capacities as the Chief Executive Officer, President and Director and Vice President and Chief Financial Officer, respectively, of the Company, confirming the matters set forth in paragraphs (a), (b), (c) and (m) of this Section 8.

               (d) You shall have received on the Closing Date the opinion (reasonably satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Kirkland & Ellis, counsel for the Company, to the effect that:

                    (i) the Company is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which, to the knowledge of such counsel, after due inquiry, the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                    (ii) relying as to matters of Maryland law upon the opinion of Piper & Marbury the Shares to be issued and sold by the Company hereunder have been duly authorized and, when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will have been validly issued and will be fully paid and non-assessable, and the issuance of such Shares is not subject to any preemptive rights;

                    (iii) relying as to matters of Maryland law upon the opinion of Piper & Marbury the Company has the requisite corporate power and authority to enter into this Agreement and consummate the transaction contemplated hereby, and this Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable in accordance with its terms (except as rights to indemnity and contribution hereunder may be limited by applicable law);

                    (iv) relying as to matters of Maryland law upon the opinion of Piper & Marbury The authorized and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization"; and the authorized capital stock of the Company as of the Closing Date, including the Common Shares, conforms in all material respects as to legal matters to the description thereof contained in the Prospectus under the caption "Description of Capital Stock";

                    (v) the Registration Statement has become effective under the Act, no stop order suspending its effectiveness has been issued and no proceedings for that purpose are, to the knowledge of such counsel, pending before or contemplated by the Commission;

                    (vi) the execution, delivery and performance of this Agreement by the Company, compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of its Material Subsidiaries (other than Terra Canada) or any agreement listed on
               Schedule II hereto, or violate or conflict with any laws, administrative regulations or rulings or court decrees known to such counsel, after due inquiry, applicable to the Company or any of its Material Subsidiaries (other than Terra Canada) or their respective properties;

                    (vii) after due inquiry, such counsel does not know of any legal, governmental, regulatory or administrative proceeding pending or threatened to which the Company or any of its subsidiaries is a party or to which any of their respective property is subject which is required to be described in the Registration Statement or the Prospectus and is not so described, or of any contract or other document which is required to be described in the Registration Statement or the Prospectus or is required to be filed as an exhibit to the Registration Statement which is not described or filed as required;

                    (viii) except for the order of the Commission making the Registration Statement effective and permits and similar authorizations required under the securities or Blue Sky laws of certain states and foreign securities laws, no consent, approval, authorization or other order of any regulatory body, administrative agency or other governmental body is legally required for the valid issuance and sale of the Shares to the Underwriters as contemplated by this Agreement or the public offering of the Shares contemplated by the Prospectus; and

                    (ix) The Registration Statement and the Prospectuses and any
               supplements or amendments thereto (except for the financial statements, schedules and notes thereto and other financial and statistical data included therein or omitted therefrom, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the Act.

          In addition, such counsel shall state that such counsel participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants and representatives of the Underwriters at which the contents of the Registration Statement and Prospectus were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus (except as otherwise indicated above) on the basis of the foregoing (relying as to materiality to a large extent upon the opinions of officers and representatives of the Company), no facts have come to the attention of such counsel which lead them to believe that either the Registration Statement or any amendment thereto, at the time the Registration Statement or amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading or that the Prospectus as of its date or any supplement thereto as of its date, or the Registration Statement or the Prospectus and any amendment or supplement thereto as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial and statistical data included in or omitted from the Registration Statement or Prospectus).

          The opinion of such counsel may be limited to the laws of the State of New York, the General Corporation Law of the State of Delaware, the Federal laws of the United States and to laws which in the experience of counsel are normally applicable to transactions of the type contemplated by this Agreement. In rendering their opinion as aforesaid, counsel may, as to factual matters, rely upon written certificates or statements of officers of the Company and, as indicated above, with respect to certain matters of Maryland law upon Piper & Marbury.

                    (e) You shall have received on the Closing Date the opinion (reasonably satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Piper & Marbury, local counsel for the Company, to the effect that:

                    (i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority required to carry on its business as it is currently being conducted and to own its properties;

                    (ii) all the outstanding Common Shares have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive rights;

                    (iii) the Shares to be issued and sold by the Company hereunder have been duly authorized and, when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will have been validly issued and will be fully paid and non-assessable, and the issuance of such Shares is not subject to any preemptive rights;

                    (iv) the Company has the requisite corporate power and authority to enter into this Agreement and consummate the transaction contemplated hereby, and this Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable in accordance with its terms (except as rights to indemnity and contribution hereunder may be limited by applicable law);

                    (v) The authorized and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization"; and the authorized capital stock of the Company as of the Closing Date, including the Common Shares, conforms in all material respects as to legal matters to the description thereof contained in the Prospectus under the caption "Description of Capital Stock"; and

                    (vi) the execution, delivery and performance of this Agreement by the Company, compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company, or violate or conflict with any laws, administrative regulations or rulings or court decrees known to such counsel, after due inquiry, which are applicable to the Company or its properties;

               The opinion of such counsel may be limited to the laws of the State of Maryland and the General Corporation Law of the State of Maryland. In rendering their opinion as aforesaid, counsel may, as to factual matters, rely upon written certificates or statements of officers of the Company.

               (f) You shall have received on the Closing Date the opinion (reasonably satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Osler, Hoskin & Harcourt, Canadian counsel for the Company, to the effect that:

                   (i) Terra Canada has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority required to carry on its business as it is currently being conducted and to own its properties;

                   (ii) Terra Canada is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                   (iii) all the outstanding shares of capital stock of Terra
               Canada have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive rights; and

                   (iv) the execution, delivery and performance of this Agreement by the Company, compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of Terra Canada or any agreement, indenture or other instrument to which Terra Canada is a party or by which the Terra Canada or its properties are bound, or violate or conflict with any laws, administrative regulations or rulings or court decrees known to such counsel after due inquiry which are applicable to the Terra Canada or its properties;

               The opinion of such counsel may be limited to the laws of the Province of Ontario, Canada and the Federal laws of Canada. In rendering their opinion as aforesaid, counsel may, as to factual matters, rely upon written certificates or statements of officers of the Company.

                    (g) You shall have received on the Closing Date the opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of George H. Valentine, Esq., to the effect set forth in the last sentence of Section (d), and to the further effect that:

                        (i) Each of the Company's Material Subsidiaries have been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority required to carry on its business as it is currently being conducted and to own its properties;

                        (ii) Each of the Company's Material Subsidiaries (other than Terra Canada) is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                        (iii) all of the outstanding shares of capital stock
               of, or other ownership interests in, each of the Company's Material Subsidiaries (other than Terra Canada) have been duly and validly authorized and issued and are fully paid and non-assessable, and are owned by the Company, free and clear of any Encumbrance, except pursuant to, or in connection with, the Credit Agreement;

                        (iv) all outstanding shares of capital stock of AMCI have been duly and validly authorized and issued and are fully paid and non-assessable and, upon consummation of the Merger pursuant to the Merger Agreement, will be indirectly owned by the Company, free and clear of any Encumbrance, except pursuant to, or in connection with the Credit Agreement;

                        (v) neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws and, to the best of such counsel's knowledge after due inquiry, neither the Company nor any of its subsidiaries is in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument material to the conduct of the business of the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which it or any of their respective subsidiaries or their respective properties is bound; and

                        (vi) each of the Incorporated Documents (except for the financial statements, schedules and notes thereto and other financial and statistical data, as amended, included therein, as to which counsel need not express any opinion), when they were filed (or, if an amendment with respect to any Incorporated Document was filed, when such amendment was filed) complied as to form in all material respects with the Exchange Act.

          The opinion of such counsel may be limited to the General Corporation Law of the State of Delaware and the Federal laws of the United States. In rendering his opinion as aforesaid, counsel may, as to factual matters, rely upon written certificates or statements of officers of the Company or AMCI, as applicable.

               (h) You shall have received on the Closing Date an opinion, dated the Closing Date, of Andrews & Kurth L.L.P., counsel for the Underwriters, as to the matters referred to in clauses (ii), (iii),
          (iv) and (v) and the paragraph immediately following clause (ix) of the foregoing paragraph (d) and such other related matters as you may request. The opinion of such counsel may be limited to the laws of the State of New York, and the Federal laws of the United States. In rendering their opinion as aforesaid, counsel may, as to factual matters, rely upon written certificates or statements of officers of the Company and with respect to certain matters of Maryland law upon Piper & Marbury.

               (i) You shall have received on the Closing Date a certificate dated the Effective Time from the Chief Financial Officer of AMCI, stating that you may rely on the certificates delivered by him to the Company pursuant to Section 7.02(a) and (b) of the Merger Agreement.

               (j) You shall have received letters on and as of the Closing Date, in form and substance satisfactory to you, from each of Deloitte & Touche and Ernst & Young, independent public accountants to the Company and AMCI, respectively, with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus relating to the Company and AMCI, respectively, and each substantially in the form and substance of the letters delivered to you by Deloitte & Touche and Ernst & Young, respectively, on the date of this Agreement.

               (k) On or prior to the closing of the public offering of the Firm Shares, the Merger shall have been consummated pursuant to the terms of the Merger Agreement.

               (l) Concurrently with the execution of this Agreement, the Underwriters shall have entered into an agreement satisfactory to the Underwriters with Minorco U.S.A., (the "Minorco U.S.A. Purchase Agreement") pursuant to which Minorco U.S.A. shall be obligated to purchase from the Underwriters (i) on the Closing Date, that number of Firm Shares, as shall be equal to 53% of the Firm Shares purchased by the Underwriters and (ii) on the Option Closing Date, that number of Additional Shares as shall be equal to 53% of the Additional Shares purchased by the Underwriters.

               (m) On or prior to the Closing Date, the Shares shall have been listed, subject to official notice of issuance, on the New York Stock Exchange.

               (n) On or prior to the Closing Date, the Company shall have delivered the agreements of each of (i) the Company, (ii) certain directors and executive officers of the Company and (iii) Minorco U.S.A., referred to in the final paragraph of Section 2 hereof.

               (o) The Company shall not have failed on or prior to the Closing Date to perform or comply in all material respects with any of the agreements herein contained and required to be performed or complied with by the Company on or prior to the Closing Date.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.

          9. Effective Date of Agreement and Termination. This Agreement shall become effective upon the later of (i) execution of this Agreement and
(ii) when notification of the effectiveness of the Registration Statement has been released by the Commission.

          This Agreement may be terminated at any time prior to the Closing Date by you by written notice to the Company if any of the following has occurred:
(i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any adverse change or development involving a prospective adverse change in the condition, financial or otherwise, of the Company or any of its subsidiaries or the earnings, affairs, or business prospects of the Company or any of its subsidiaries, whether or not arising in the ordinary course of business, which would, in your judgment, make it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or material change in economic conditions, if the effect of such outbreak, escalation, calamity, crisis or change on the financial markets of the United States or elsewhere would, in your judgment, make it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (iii) the suspension or material limitation of trading in securities on the New York Stock Exchange or The Toronto Stock Exchange or limitation on prices for securities on any such exchange or (v) the declaration of a banking moratorium by federal or New York State authorities.

          If on the Closing Date or on the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Firm Shares or Additional Shares, as the case may be, which it or they have agreed to purchase hereunder on such date and the aggregate number of Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the total number of Shares to be purchased on such date by all Underwriters, each nondefaulting Underwriter shall be obligated severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule

I bears to the total number of Firm Shares which all the non-defaulting Underwriters have agreed to purchase, or in such other proportion as you may specify, to purchase the Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase on such date; provided that in no event shall the number of Firm Shares or Additional Shares, as the case may be, which any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 9 by an amount in excess of one-ninth of such number of Firm Shares or Additional Shares, as the case may be, without the written consent of such Underwriter. If on the Closing Date or on the Option Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares, or Additional Shares, as the case may be, and the aggregate number of Firm Shares or Additional Shares, as the case may be, with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased on such date by all Underwriters in the event of a default by a Underwriter and arrangements satisfactory to you and the Company for purchase of such Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter and the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date or the Option Closing Date, as the case may be, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

          10. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (a) if to the Company, to Terra Industries Inc., Terra Centre, 600 Fourth Street, P.O. Box 6000, Sioux City, Iowa 51102-6000, Attention: General Counsel and (b) if to any Underwriter or to you, to you c/o S.G. Warburg & Co. Inc., 787 Seventh Avenue, New York, New York 10019, Attention: Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

          The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, its officers and directors and of the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or by or on behalf of the Company or the officers or directors of the Company or any controlling person of the Company, (ii) acceptance of the Shares and payment for them hereunder and (iii) termination of this Agreement.

          If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company agrees to reimburse the several Underwriters for all out-of-pocket expenses (including the fees and disbursements of counsel) reasonably incurred by them.

          Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Underwriters, any controlling persons referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.

          This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to applicable principles of conflicts of laws to the extent that the application of the law of another jurisdiction would be required thereby.

          This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

          Please confirm that the foregoing correctly sets forth the agreement between the Company and the several Underwriters.

                                         Very truly yours,

                                         Terra Industries Inc.



                                         By
                                           --------------------------------
                                            Title:

The foregoing Underwriting Agreement
is hereby confirmed and accepted
as of the date first above written:

S.G. Warburg & Co. Inc.

Acting on behalf of
 itself and the several
 Underwriters named in
 Schedule I hereto

S.G. Warburg & Co. Inc.



By
  --------------------------------
   Title:

                                   SCHEDULE I
                                   ----------



                                            Number of Firm
          Name                          Shares To be Purchased
          ----                          ----------------------

S.G. Warburg & Co. Inc. ...............




   Total ..............................

                                  SCHEDULE II
                                  -----------


     Credit Agreement, to be dated as of the Closing Date, among the Company, certain of its Subsidiaries, Citibank, N.A. as agent, and the lenders signatory thereto.

     Indenture dated as of May 31, 1987, from Terra Industries to Mellon Bank, N.A., as Trustee.

     Asset Sale and Purchase Agreement among Inspiration Consolidated Copper Company and Cyprus Miami Mining Corporation and Cyprus Christmas Mine Corporation dated as of June 30, 1989.

     Stock Purchase Agreement, dated as of June 14, 1991, among Minorco, Kirkdale Investments Limited, Terra Industries and Hudson Holdings Corporation.

     Amended and Restated Stock Purchase Agreement, dated as of July 31, 1991, among Minorco, Kirkdale Investments Limited, Terra Industries and Hudson Holdings Corporation.

     Option Agreement, dated as of June 14, 1991, among Kirkdale Investments Limited and Terra Industries.

     Amendment to Stock Option Agreement, dated July 31, 1991, among Minorco, Kirkdale Investments Limited and Terra Industries.

     Asset and Sale Purchase Agreement, dated as of April 8, 1993, by and between Terra International, Inc., Terra International (Canada) Inc. and ICI Canada Inc.

     Asset Purchase Agreement, dated as of December 30, 1993, by and between Terra International, Inc., The Upjohn Company and Asgrow Florida Company.

     Lease, dated as of April 8, 1993, between W. Patrick Moroney and Terra International (Canada) Inc.